UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         Effective December 18, 2006, Larry A. Kitchen resigned for personal reasons as Principal Accounting Officer of the Company.

(c)         On December 18, 2006, the Company hired Dennis P. Gauger, age 54, to serve as the Company's Chief Financial Officer and Principal Accounting Officer. On December 18, 2006, the Company and Mr. Gauger entered into an Independent Contractor Agreement, the material terms of which have been outlined below in Section 5, Item 5.02(e).

Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada. Since January 2004, Mr. Gauger has served as a director and Chief Financial Officer for Groen Brothers Aviation, Inc., a publicly held aviation company (GNBA - OTCBB). Additionally, over the past eight years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive, corporate troubleshooter and consultant. Previously, from 1977 to 1998, Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors. Mr. Gauger holds a B.S. degree in Accounting from Brigham Young University. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

Mr. Gauger has not previously held any positions with the Company. There have been no related party transactions between Mr. Gauger and the Company. During the last fiscal year, Mr. Gauger has not been a party to any transaction or proposed transaction, to which the Company is or was to be a party, in which Mr. Gauger would have a direct or indirect material interest. Mr. Gauger has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(e)         On December 18, 2006, Golden Phoenix Minerals, Inc. (the “Company”) entered into an Independent Contractor Agreement with Dennis P. Gauger to render part-time services to the Company for an initial term of one (1) year. The Agreement automatically renews for an additional one (1) year period at the end of each then existing term, unless one party gives to the other thirty (30) days prior written notice to terminate.

Mr. Gauger shall serve as the Company’s Chief Financial Officer and Principal Accounting Officer under the direction of the President, Chief Executive Officer, Board of Directors and the Audit Committee. Mr. Gauger shall be compensated $1,000 for services rendered in the month of December 2006, $4,000 for services rendered in the month of January 2007, $4,500 for services rendered in the month of February 2007 and $6,000 for services rendered in the month of March 2007 and each month thereafter.

On December 18, 2006, Mr. Gauger was also granted 100,000 options with an exercise price of $0.395 per share. One fourth of the options shall vest on each of March 18, 2007, June 18, 2007, September 18, 2007 and December 18, 2007, resulting in 100% vesting on the first anniversary of the grant date. The options have a term of five (5) years and are subject to other standard terms and conditions under the stock option agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Independent Contractor Agreement dated December 18, 2006

99	Press Release “Golden Phoenix Expands Top Management Team; Names Dennis Gauger Chief Financial Officer” dated December 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	December 20, 2006	By: /s/ David A. Caldwell

David A. Caldwell

President and Chief Operating Officer

4